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F O R  I M M E D I A T E  R E L E A S E


CONTACT:      Barry Susson                       Tom Ryan
              Chief Financial Officer            (203) 222-9013
              (215) 676-6000 x362
                                          OR
OF:           Deb Shops, Inc.                    Integrated Corporate Relations
              9401 Blue Grass Road               24 Post Road East
              Philadelphia, PA  19114            Westport, CT  06880

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         DEB SHOPS, INC. REPORTS SALES FOR JANUARY, THE FOURTH QUARTER
                    AND THE FULL YEAR ENDED JANUARY 31, 2004

            MANAGEMENT ALSO ANNOUNCES INTERNET SALES CHANNEL UPGRADE

Philadelphia - February 5, 2004 - Deb Shops, Inc. (Nasdaq: DEBS) today reported that comparable store sales increased 5.0% for the month ended January 31, 2004. Comparable store sales decreased 5.3% for the fourth quarter and decreased 9.7% for fiscal 2004.

For the month ended January 31, 2004, total sales increased 7.7% to $19.4 million from $18.0 million for the month ended January 31, 2003. For the fourth quarter, total sales decreased 2.5% to $81.5 million compared to $83.5 million for the prior year quarter. For fiscal 2004, total sales decreased 6.0% to $299.1 million from $318.4 million for fiscal 2003.

The Company reports financial results on the calendar month, therefore, differences in timing will occur when comparing Deb Shops' results to those of retailers reporting on a 4-5-4 calendar. During the month of January 2004, there were five Saturdays compared to four Saturdays in January 2003.

For fiscal year 2005, Deb Shops, Inc. will report monthly sales according to the following calendar:

Month End                                   Reporting Date
---------                                   --------------
February 2004                               March 4, 2004
March 2004                                  April 8, 2004
April 2004                                  May 6, 2004
May 2004                                    June 3, 2004
June 2004                                   July 8, 2004
July 2004                                   August 5, 2004
August 2004                                 September 2, 2004
September 2004                              October 7, 2004
October 2004                                November 4, 2004
November 2004                               December 2, 2004
December 2004                               January 6, 2005
January 2005                                February 3, 2005



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Deb Shops also announced today the upgrade of its Internet site. With this upgrade, customers may now purchase certain special occasion and prom merchandise directly from its web site, www.debshops.com. The Company expects to continue making enhancements to the site over the next several months.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 332 specialty apparel stores in 41 states under the DEB and Tops `N Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses, earnings and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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